Exhibit 23.1
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
As independent petroleum engineers, Netherland, Sewell & Associates, Inc. hereby consents to (i) the incorporation by reference in this Form S-4 Registration Statement of Gasco Energy, Inc. of our reports dated February 27, 2006, and March 2, 2007, prepared for Brek Energy Corporation, and (ii) the reference to us as experts in the prospectus and proxy statement that is part of this Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.

/s/ Frederic D. Sewell, P.E.
By: Frederic D. Sewell, P.E.
Chairman and Chief Executive Officer

Dallas, Texas
July 5, 2007